UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 13, 2015

Accelerate Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31822	84-1072256
(Commission File Number)	(IRS Employer Identification No.)

3950 South Country Club, Suite 470, Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 365-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of Stockholders of Accelerate Diagnostics, Inc. (the “Company”) was held on May 13, 2015. At the meeting, Lawrence Mehren, Mark C. Miller, John Patience, Jack Schuler, Matthew W. Strobeck, Ph.D. and Frank J.M. ten Brink were elected as directors, each to hold office until the Company’s next Annual Meeting of Stockholders or until his successor is elected and qualified. The Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was also ratified at the meeting.

The voting results of the director elections and auditor ratification proposal, which were described in more detail in the definitive proxy statement relating to the 2015 Annual Meeting of Stockholders that the Company filed with the Securities and Exchange Commission on April 8, 2015, are set forth below.

Proposal No. 1 – Election of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Lawrence Mehren	32,830,459	175,028	9,398,034
Mark C. Miller	32,993,778	11,709	9,398,034
John Patience	32,993,778	11,709	9,398,034
Jack Schuler	32,418,567	586,920	9,398,034
Matthew W. Strobeck, Ph.D.	32,993,778	11,709	9,398,034
Frank J.M. ten Brink	32,993,764	11,723	9,398,034

Proposal No. 2 – Ratification of Auditors

Description of Proposal	Votes For	Votes Against	Abstentions
To ratify the appointment of Ernst and Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015	42,373,973	27,649	1,899

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2015	ACCELERATE DIAGNOSTICS, INC. (Registrant) /s/ Steve Reichling Steve Reichling Chief Financial Officer